Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces First-Quarter 2022 Results

First-Quarter Financial Highlights
•Net sales of $1,432 million; year-over-year increase of 6.3%
•Net income of $205 million and net income per diluted share of $3.83, year-over-year decreases of 10.1% and 9.2%, respectively
•Non-GAAP diluted EPS decreased 16.3% year-over-year to $4.01
•Adjusted EBITDA decreased 16.4% year-over-year to $285 million

Lincolnshire, Ill., May 3, 2022 — Zebra Technologies Corporation (NASDAQ: ZBRA), an innovator at the edge of the enterprise with solutions and partners that enable businesses to gain a performance edge, today announced results for the first quarter ended April 2, 2022.

"Our team delivered solid first quarter results, executing well in a challenging macro environment. Sales and earnings exceeded the high end of our guidance ranges, despite supply chain costs that were higher than our expectations,” said Anders Gustafsson, Chief Executive Officer of Zebra Technologies. “Despite global macro headwinds, we are reiterating our full-year 2022 sales outlook given our strong order backlog and robust pipeline. Due to increased premium freight and supply chain costs from global pressures since our prior outlook, we are lowering our full-year 2022 adjusted EBITDA margin guide. We continue to invest in our vibrant business and are excited about our proposed acquisition of Matrox Imaging which will create a comprehensive portfolio of machine vision solutions to address the increased needs of manufacturers.”

$ in millions, except per share amounts	1Q22	1Q21	Change
Select reported measures:
Net sales	$1,432	$1,347	6.3%
Gross profit	637	655	(2.7%)
Gross margin	44.5%	48.6%	(410) bps
Net income	205	228	(10.1%)
Net income margin	14.3%	16.9%	(260) bps
Net income per diluted share	$3.83	$4.22	(9.2%)

Select Non-GAAP measures:
Adjusted net sales	$1,432	$1,350	6.1%
Organic net sales growth			5.4%
Adjusted gross profit	638	660	(3.3%)
Adjusted gross margin	44.6%	48.9%	(430) bps
Adjusted EBITDA	285	341	(16.4%)
Adjusted EBITDA margin	19.9%	25.3%	(540) bps
Non-GAAP net income	$214	$258	(17.1%)
Non-GAAP earnings per diluted share	$4.01	$4.79	(16.3%)

Net sales were $1,432 million in the first quarter of 2022 compared to $1,347 million in the first quarter of 2021. Net sales in the Enterprise Visibility & Mobility ("EVM") segment were $1,038 million in the first quarter of 2022 compared with $921 million in the first quarter of 2021. Asset Intelligence & Tracking ("AIT") segment net sales were $394 million in the first quarter of 2022 compared to $429 million in the prior year period. Consolidated organic net sales for the first quarter increased 5.4%. First-quarter year-over-year organic net sales increased by 11.6% in the EVM segment and decreased by 8.1% in the AIT segment.

First quarter 2022 gross profit was $637 million compared to $655 million in the prior year period. Gross margin decreased to 44.5% for the first quarter of 2022 compared to 48.6% in the prior year period. The decrease was primarily due to increased premium freight and component part costs, as well as unfavorable business mix. These decreases were partially offset by higher service and software margin. Adjusted gross margin was 44.6% in the first quarter of 2022 compared to 48.9% in the prior year period.

Operating expenses increased in the first quarter of 2022 to $425 million from $383 million in the prior year period, primarily due to recently acquired businesses, as well as increased marketing program activities and employee travel as in-person activities resumed. Adjusted operating expenses increased in the first quarter of 2022 to $372 million from $337 million in the prior year period.

Net income for the first quarter of 2022 was $205 million, or $3.83 per diluted share, compared to net income of $228 million, or $4.22 per diluted share, for the first quarter of 2021. Non-GAAP net income for the first quarter of 2022 decreased to $214 million, or $4.01 per diluted share, compared to $258 million, or $4.79 per diluted share, for the prior year period.

Adjusted EBITDA for the first quarter of 2022 decreased to $285 million, or 19.9% of adjusted net sales, compared to $341 million, or 25.3% of adjusted net sales for the first quarter of 2021 due to lower gross profit and higher operating expenses as a percentage of sales.

Balance Sheet and Cash Flow
As of April 2, 2022, the company had cash and cash equivalents of $141 million and total debt of $1,101 million.

For the first three months of 2022, the company generated $54 million of operating cash flow and made capital expenditures of $14 million, resulting in free cash flow of $40 million. The company made $5 million in venture investments. In addition, the company made $305 million of share repurchases under its existing authorization and had net debt borrowings of $105 million.

Outlook
Second Quarter 2022
The company expects second quarter 2022 adjusted net sales to increase 3% to 7% compared to the second quarter of 2021 which assumes a net neutral impact from acquisitions and foreign currency translation.

Adjusted EBITDA margin for the second quarter of 2022 is expected to be approximately 20% to 21%, which includes approximately $60 million of premium supply chain costs. Non-GAAP earnings per diluted share are expected to be in the range of $4.05 to $4.35. This assumes an adjusted effective tax rate of approximately 18%.

Full Year 2022
The Company continues to expect adjusted net sales to increase 3% to 7% from 2021, which assumes approximately 50 basis point negative net impact from foreign currency translation and acquisitions.

Adjusted EBITDA margin is now expected to be approximately 22% to 23%. This assumes approximately $200 million impact from premium supply chain costs.

Free cash flow is now expected to be at least $800 million.

The outlook amounts provided above do not include any projected results from the acquisition of Matrox Imaging, which is expected to close mid-2022.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of the most directly comparable forward-looking GAAP financial measure as discussed under the "Forward-Looking Statements" caption below. This would include items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results. The conference call will be held today, Tuesday May 3, at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

About Zebra
Zebra (NASDAQ: ZBRA) empowers organizations to thrive in the on-demand economy by making every front-line worker and asset at the edge visible, connected and fully optimized. With an ecosystem of more than 10,000 partners across more than 100 countries, Zebra serves customers of all sizes – including 94% of the Fortune 100 – with an award-winning portfolio of hardware, software, services and solutions that digitize and automate workflows. Supply chains are more dynamic, customers and patients are better served, and workers are more engaged when they utilize Zebra innovations that help them sense, analyze and act in real time. In 2021, Zebra expanded its industrial automation portfolio with its Fetch Robotics acquisition and increased its machine vision and AI software capabilities with the acquisitions of Adaptive Vision and antuit.ai. Zebra is #25 on Newsweek's inaugural list of America's Most Loved Workplaces and on Forbes' list of America's best employers for the fifth year. Learn more at zebra.com or sign up for news alerts. Follow Zebra's Your Edge blog, LinkedIn, Twitter and Facebook, and check out our Story Hub: Zebra Perspectives.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s offerings and competitors' offerings and the potential effects of emerging technologies and changes in customer requirements. The effect of global market conditions, and the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, natural disasters, man-made disasters, public health issues (including pandemics), and cybersecurity incidents may have negative effects on our business and results of operations. Our ability to purchase sufficient materials, parts, and components as well as our ability to provide services and software to meet customer demand could negatively impact our results of operations and customer relationships. Profits and profitability may be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions may also have an impact on results. Foreign exchange rates, customs duties and trade policies may have an effect on financial results because of the large percentage of our international sales. The impacts of changes in foreign and domestic governmental policies, regulations, or laws, as well as the outcome of litigation or tax matters in which Zebra may be involved are other factors. The success of integrating acquisitions could also affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales,” “adjusted gross profit,” “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income,” “Non-GAAP earnings per share,” “free cash flow,” “organic net sales growth,” and “adjusted operating expenses.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating current period results at the currency exchange rates used in the comparable period in the prior year, rather than the exchange rates in effect during the current period. In addition, the company excludes the impact of its foreign currency hedging program in the prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors	Media
Michael Steele, CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Senior Director, External Communications
Phone: + 1 847 793 6707	Phone: + 1 847 370 2317
msteele@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	April 2, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$141	$332
Accounts receivable, net of allowances for doubtful accounts of $1 million each as of April 2, 2022 and December 31, 2021	808	752
Inventories, net	469	491
Income tax receivable	14	8
Prepaid expenses and other current assets	137	106
Total Current assets	1,569	1,689
Property, plant and equipment, net	271	272
Right-of-use lease assets	133	131
Goodwill	3,266	3,265
Other intangibles, net	437	469
Deferred income taxes	226	192
Other long-term assets	227	197
Total Assets	$6,129	$6,215
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$183	$69
Accounts payable	691	700
Accrued liabilities	459	639
Deferred revenue	397	380
Income taxes payable	69	12
Total Current liabilities	1,799	1,800
Long-term debt	913	922
Long-term lease liabilities	122	121
Deferred income taxes	4	6
Long-term deferred revenue	318	315
Other long-term liabilities	67	67
Total Liabilities	3,223	3,231
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	487	462
Treasury stock at cost, 19,367,014 and 18,736,582 shares as of April 2, 2022 and December 31, 2021, respectively	(1,331)	(1,023)
Retained earnings	3,778	3,573
Accumulated other comprehensive loss	(29)	(29)
Total Stockholders’ Equity	2,906	2,984
Total Liabilities and Stockholders’ Equity	$6,129	$6,215

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share data)
(Unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Net sales:
Tangible products	$1,207	$1,153
Services and software	225	194
Total Net sales	1,432	1,347
Cost of sales:
Tangible products	681	591
Services and software	114	101
Total Cost of sales	795	692
Gross profit	637	655
Operating expenses:
Selling and marketing	152	134
Research and development	137	140
General and administrative	99	82
Amortization of intangible assets	33	26
Acquisition and integration costs	4	1
Total Operating expenses	425	383
Operating income	212	272
Other income, net:
Foreign exchange gain	8	2
Interest income, net	30	2
Total Other income, net	38	4
Income before income tax	250	276
Income tax expense	45	48
Net income	$205	$228
Basic earnings per share	$3.86	$4.26
Diluted earnings per share	$3.83	$4.22

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Cash flows from operating activities:
Net income	$205	$228
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52	44
Share-based compensation	17	16
Deferred income taxes	(37)	(2)
Unrealized gain on forward interest rate swaps	(38)	(12)
Other, net	(1)	(1)
Changes in operating assets and liabilities:
Accounts receivable, net	(56)	(15)
Inventories, net	22	(17)
Other assets	(19)	(18)
Accounts payable	(14)	(30)
Accrued liabilities	(143)	(47)
Deferred revenue	18	50
Income taxes	51	28
Other operating activities	(3)	—
Net cash provided by operating activities	54	224
Cash flows from investing activities:
Purchases of property, plant and equipment	(14)	(10)
Purchases of long-term investments	(5)	(13)
Net cash used in investing activities	(19)	(23)
Cash flows from financing activities:
Payments of long-term debt	(25)	(156)
Proceeds from issuance of long-term debt	130	—
Payments for repurchases of common stock	(305)	—
Net proceeds (payments) related to share-based compensation plans	5	(6)
Change in unremitted cash collections from servicing factored receivables	(25)	(19)
Net cash used in financing activities	(220)	(181)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(2)	(2)
Net (decrease) increase in cash and cash equivalents, including restricted cash	(187)	18
Cash and cash equivalents, including restricted cash, at beginning of period	344	192
Cash and cash equivalents, including restricted cash, at end of period	$157	$210
Less restricted cash, included in Prepaid expenses and other current assets	(16)	(33)
Cash and cash equivalents at end of period	$141	$177
Supplemental disclosures of cash flow information:
Income taxes paid	$29	$22
Interest paid	$8	$9

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(Unaudited)

	Three Months Ended
	April 2, 2022
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	(8.2)%	12.7%	6.3%
Adjustments:
Impact of foreign currency translation (1)	0.1%	0.1%	0.1%
Impact of acquisitions (2)	—%	(1.2)%	(1.0)%
Consolidated Organic Net sales growth	(8.1)%	11.6%	5.4%

(1)Operating results reported in U.S. Dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. Dollar. This impact is calculated by translating the current period results at the currency exchange rates used in the comparable prior year period, inclusive of the Company’s foreign currency hedging program.

(2)    For purposes of computing Organic Net sales growth, amounts directly attributable to the acquisitions of Adaptive Vision, Fetch and Antuit are excluded for twelve months following their respective acquisitions.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
(In millions)
(Unaudited)

	Three Months Ended
	April 2, 2022			April 3, 2021
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales (1)	$394	$1,038	$1,432	$429	$921	$1,347
Reported Gross profit (1)	154	483	637	207	451	655
Gross Margin	39.1%	46.5%	44.5%	48.3%	49.0%	48.6%

Non-GAAP
Adjusted Net sales	$394	$1,038	$1,432	$429	$921	$1,350
Adjusted Gross profit (2)	154	484	638	207	453	660
Adjusted Gross Margin	39.1%	46.6%	44.6%	48.3%	49.2%	48.9%
(1)Consolidated results include corporate eliminations related to business acquisition purchase accounting adjustments that are not reported in segment results.
(2)Adjusted Gross profit excludes business acquisition purchase accounting adjustments and share-based compensation expense.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In millions, except share data)
(Unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Net income	$205	$228
Adjustments to Net sales(1)
Purchase accounting adjustments	—	3
Total adjustments to Net sales	—	3
Adjustments to Cost of sales(1)
Share-based compensation	1	2
Total adjustments to Cost of sales	1	2
Adjustments to Operating expenses(1)
Amortization of intangible assets	33	26
Acquisition and integration costs	4	1
Share-based compensation	16	19
Total adjustments to Operating expenses	53	46
Adjustments to Other income (expense), net(1)
Amortization of debt issuance costs and discounts	—	1
Investment gain	—	(1)
Foreign exchange gain	(8)	(2)
Forward interest rate swap gain	(34)	(8)
Total adjustments to Other income (expense), net	(42)	(10)
Income tax effect of adjustments(2)
Reported income tax expense	45	48
Less: Adjusted income tax expense	(48)	(59)
Total adjustments to income tax	(3)	(11)
Total adjustments	9	30
Non-GAAP Net income	$214	$258

GAAP earnings per share
Basic	$3.86	$4.26
Diluted	$3.83	$4.22
Non-GAAP earnings per share
Basic	$4.04	$4.83
Diluted	$4.01	$4.79

Basic weighted average shares outstanding	53,021,423	53,484,265
Diluted weighted average and equivalent shares outstanding	53,446,740	53,964,330
(1)Presented on a pre-tax basis.
(2)Represents adjustments to GAAP income tax expense commensurate with pre-tax non-GAAP adjustments (including the resulting impacts to U.S. BEAT/GILTI provisions), as well as adjustments to exclude the impacts of certain discrete income tax items and incorporate the anticipated annualized effects of current year tax planning.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
(In millions)
(Unaudited)

	Three Months Ended
	April 2, 2022	April 3, 2021
Net income	$205	$228
Add back:
Depreciation	19	18
Amortization of intangible assets	33	26
Total Other income, net	(38)	(4)
Income tax expense	45	48
EBITDA (Non-GAAP)	264	316

Adjustments to Net sales
Purchase accounting adjustments	—	3
Total adjustments to Net sales	—	3
Adjustments to Cost of sales
Share-based compensation	1	2
Total adjustments to Cost of sales	1	2
Adjustments to Operating expenses
Acquisition and integration costs	4	1
Share-based compensation	16	19
Total adjustments to Operating expenses	20	20
Total adjustments to EBITDA	21	25
Adjusted EBITDA (Non-GAAP)	$285	$341

Adjusted EBITDA % of Adjusted Net Sales	19.9%	25.3%

FREE CASH FLOW

	Three Months Ended
	April 2, 2022	April 3, 2021
Net cash provided by operating activities	$54	$224
Less: Purchases of property, plant and equipment	(14)	(10)
Free cash flow (Non-GAAP)(1)	$40	$214
(1)Free cash flow is defined as Net cash provided by operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION

Effective January 1, 2022, the location solutions offering moved from our AIT segment into our EVM segment contemporaneous with a change in our organizational structure and management of the business. Prior period results have been revised to conform to the current segment presentation. This change does not have an impact to the Consolidated Financial Statements. The revised prior period results set forth below are GAAP measures. The effects of our segment change similarly impacted the Company's relevant Non-GAAP measures.

	2021					2020
	Q1 2021 QTD	Q2 2021 QTD	Q3 2021 QTD	Q4 2021 QTD	Q4 2021 YTD	Q1 2020 QTD	Q2 2020 QTD	Q3 2020 QTD	Q4 2020 QTD	Q4 2020 YTD
Net sales:
AIT Tangible products	$407	$390	$354	$412	$1,563	$331	$249	$310	$396	$1,286
AIT Services and software	22	24	24	24	94	19	20	22	22	83
Total AIT sales	429	414	378	436	1,657	350	269	332	418	1,369
EVM Tangible products	746	802	886	848	3,282	570	562	662	733	2,527
EVM Services and software	175	164	172	183	694	132	125	140	162	559
Total EVM sales	921	966	1,058	1,031	3,976	702	687	802	895	3,086
Total segment Net sales	1,350	1,380	1,436	1,467	5,633	1,052	956	1,134	1,313	4,455
Corporate, eliminations Tangible products	—	—	—	—	—	—	—	—	—	—
Corporate, eliminations Services and software	(3)	(3)	—	—	(6)	—	—	(2)	(5)	(7)
Total Net sales	1,347	1,377	1,436	1,467	5,627	1,052	956	1,132	1,308	4,448

Gross profit:
AIT	207	199	165	188	759	170	123	156	204	653
EVM	451	462	481	481	1,875	304	298	340	421	1,363
Corporate, eliminations	(3)	(3)	—	—	(6)	(1)	(2)	(3)	(7)	(13)
Total Gross profit	655	658	646	669	2,628	473	419	493	618	2,003

Gross margin
AIT	48.3%	48.1%	43.7%	43.1%	45.8%	48.6%	45.7%	47.0%	48.8%	47.7%
EVM	49.0%	47.8%	45.5%	46.7%	47.2%	43.3%	43.4%	42.4%	47.0%	44.2%

Operating expenses
AIT	96	99	87	95	377	84	69	76	93	322
EVM	260	282	287	296	1,125	213	211	221	261	906
Corporate, eliminations	27	30	35	55	147	25	20	46	33	124
Total Operating expenses	383	411	409	446	1,649	322	300	343	387	1,352

Operating income:
AIT	111	100	78	93	382	86	54	80	111	331
EVM	191	180	194	185	750	91	87	119	160	457
Total segment operating income	302	280	272	278	1,132	177	141	199	271	788
Corporate, eliminations	(30)	(33)	(35)	(55)	(153)	(26)	(22)	(49)	(40)	(137)
Total Operating income	$272	$247	$237	$223	$979	$151	$119	$150	$231	$651